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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported) December 7, 1999
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                                   DATUM INC.
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             (Exact name of registrant as specified in its charter)


          Delaware                     0-6272                     95-2512237
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(State or other jurisdiction        (Commission                 (IRS Employer
      of incorporation)             File Number)              Identification No)


                 9975 Toledo Way, Irvine, California 92618-1819
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               (Address of principal executive offices) (Zip Code)


        Registrant's telephone number, including area code (949) 598-7500


                                 Not Applicable
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          (Former name or former address, if changed since last report)


                             Exhibit Index on Page 5


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ITEM 5. OTHER EVENTS

         On December 7, 1999, Datum Inc. (the "Company") adopted an amendment to its Bylaws and to its Certificate of Incorporation. The amendment to the Certificate of Incorporation will require approval by a majority of the shares issued and outstanding in order to become effective, and the amendment to the Bylaws is effective immediately but automatically shall expire unless the amendment to the Certificate of Incorporation is approved by the stockholders at a special meeting called for such purpose and held on or before March 7, 2000.

         Both amendments state that the authorized number of directors shall be a number not less than five (5) nor more than nine (9). The amendment to the Bylaws also sets the exact number of directors at seven (7) until changed by a resolution of the Board of Directors, and provides that the Bylaw can be amended only by the affirmative vote of two-thirds of the shares issued and outstanding. The amendment to the Certificate of Incorporation provides that it can be amended only be the affirmative vote of two-thirds of the shares issued and outstanding.

         The discussion of the Bylaw amendments above is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws, which are attached hereto as an exhibit.



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ITEM 7. EXHIBITS

        Exhibits:

         3.2.2           Amended and Restated Bylaws of Datum Inc., as amended.



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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                               DATUM INC.



Date: December 7, 1999                         By: /s/ David A. Young
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                                                       David A. Young
                                                       Chief Financial Officer


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                                  EXHIBIT INDEX

Exhibits                           Description
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 3.2.2          Amended and Restated Bylaws of Datum Inc., as amended.